Exhibit 99.1
Pentair, Inc.
5500 Wayzata Blvd., Suite 800
MInneapolis, MN 55416
763 545 1730 Tel
763 656 5400 Fax
News Release
Pentair Reports Second Quarter Sales Growth of 15 Percent and
Net Income Per Share from Continuing Operations of $0.61

•	Reports second quarter sales up 15 percent year-over-year to $796 million, with double digit growth in both Water and Technical Products

•	Operating margins improved year-over-year to 12.6 percent

•	Diluted earnings per share from continuing operations (EPS) of $0.61 up 85 percent year-over-year on GAAP basis; up 61 percent when compared to adjusted second quarter 2009 EPS

•	Delivered strong free cash flow of $150 million in the second quarter

•	Updated full-year 2010 EPS guidance to a range of $1.86 to $1.96 from previous guidance of $1.75 to $1.90 per share
All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations to discontinued operations as well as GAAP and Non-GAAP reconciliations are in the attached financial tables.
MINNEAPOLIS, Minn. — July 29, 2010 — Pentair, Inc. (NYSE: PNR) today reported second quarter 2010 revenue of $796 million and net income from continuing operations attributable to Pentair, Inc. of $60 million, or $0.61 per share. This represents an increase of 85 percent as compared to the $0.33 of EPS in the second quarter last year. Adjusting second quarter 2009 for restructuring items, year-over-year adjusted EPS increased 61 percent.
Total company sales increased 15 percent to $796 million, compared with $694 million in the second quarter of 2009. Both Water and Technical Products posted double-digit sales gains, and growth was broad-based across end-markets served. The company delivered second quarter operating income of $100 million, up 58 percent year-over-year or up 51 percent compared to adjusted second quarter 2009 operating income. Overall, operating margins for the second quarter increased 300 basis points to 12.6 percent when compared to adjusted second quarter 2009 operating margins, driven by revenue growth and operational productivity.
The company generated strong free cash flow of $150 million for the quarter, with year-to-date free cash flow performance of $128 million, which is $29 million greater than the first half of 2009. The company said it is on track to achieve free cash flow of greater than $225 million for full year 2010.
“I am pleased with our second quarter performance, as strong execution of growth and productivity initiatives, along with improvement in market trends, enabled us to deliver double digit revenue gains and robust earnings growth. Pentair’s strong market execution, innovation and growth in the U.S., Europe and China led the way in both Water and Technical Products,” said Randall J. Hogan, Pentair chairman and chief executive officer.
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“Our lean cost structure and continued productivity efforts enabled us to significantly expand operating margins, while making continued incremental growth investments in product and market innovation,” Hogan continued. “Our strong second quarter performance underscores the strength of our brands, channels and geographies, as well as our focused execution.”
Second Quarter Business Highlights
Water delivered $549 million in sales, a 13 percent increase year-over-year. Foreign exchange was neutral to revenue in the quarter.
•	Residential Flow sales were up 4 percent versus the year-ago quarter, reflecting share gains in the professional pump channel and strength in the agricultural business.

•	Residential Filtration sales were up 7 percent as fast growth regions increased double digits, while the U.S. market continued its modest recovery.

•	Pool sales were up 31 percent as the business continued to gain share with an expanded dealer base and healthy demand for energy-efficient Eco-Select products.

•	Engineered Flow sales were up 14 percent driven by strong municipal sales, while North American commercial water systems remained down, reflecting a weak commercial construction market.

•	Filtration Solutions sales were up 8 percent led by strong sales in Food Service along with growth in global systems in China and India, which helped offset timing delays of larger municipal project sales.
Water’s second quarter reported operating income totaled $76 million, up 53 percent as compared to $50 million in the same period last year. When compared to second quarter 2009 adjusted operating income of $51 million, second quarter 2010 operating margins increased by 330 basis points to 13.8 percent. The benefits from higher volumes, modest pricing and strong productivity more than offset increased costs related to material inflation, reinstated employee benefits and growth investments.
Technical Products delivered second quarter 2010 sales of $247 million, an increase of 19 percent versus the year-earlier period. Sales grew 20 percent, excluding the impact of foreign exchange, driven by solid demand across all key markets and increased pricing of approximately 1 percentage point.
•	Industrial, general electronics, energy and infrastructure all posted strong double digit sales, with modest growth in communications and commercial markets.

•	The U.S. and Western European geographies grew in the mid-teens, while emerging markets were up over 36 percent in total, led by robust growth in China.
Technical Products’ second quarter reported operating income totaled $38 million, up 61 percent compared to $24 million in the same quarter last year. When compared to second quarter 2009 adjusted operating income of $25 million, second quarter 2010 operating margins increased 340 basis points to 15.4 percent. Higher volumes, increased pricing and continued productivity more than offset the negative impact from inflation, reinstated employee benefits, costs related to the completion of all previously announced plant closures, and growth investments.
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Outlook
The company provided its third quarter 2010 EPS guidance of $0.49 to $0.52, an increase of 17 to 24 percent year-over-year when compared to adjusted third quarter 2009 earnings. The company expects third quarter sales to be up over 10 percent compared to the same period last year.
The company updated its full year 2010 EPS guidance to a range of $1.86 to $1.96, an increase of 27 to 33 percent versus full year 2009 adjusted EPS. Full year 2010 sales are expected to be around $2.95 billion and full year free cash flow is expected to be greater than $225 million.
“Our raised full year 2010 guidance reflects our strong first half performance and a balanced market view for the remainder of the year,” said Hogan. “We have a strong portfolio of products and systems today, along with an aligned global business structure with prioritized growth and productivity initiatives that we believe are yielding positive results and positioning us for accelerating performance in our served markets,” he added.
Earnings Conference Call
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and second quarter 2010 results and 2010 outlook on a two-way conference call with investors and a live audio webcast at 9 a.m. Eastern today. Reconciliation of non-GAAP financial measures are set forth in the attachments to this second quarter 2010 earnings release and the second quarter 2010 earnings conference call presentation, both of which can be found at Pentair’s web site (www.pentair.com). Related financial charts and certain other information to be discussed on the conference call will be available on the company’s website shortly before the conference call. The webcast and presentation will be archived at the same site following the conclusion of the conference call.
Caution concerning forward-looking statements
Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as the magnitude, timing and scope of recovery from the global economic downturn; the strength of housing and related markets; the risk that expected benefits from our recent restructuring and other cost reduction plans may not be fully realized, or may take longer to realize than expected; foreign currency effects; material inflation outpacing our productivity and pricing actions; retail, commercial and industrial demand; product introductions; and pricing and other competitive pressures, as well as other risk factors set forth in our SEC filings. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.
About Pentair, Inc.
Pentair (www.pentair.com) is a global diversified industrial company headquartered in Minneapolis, Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that protect sensitive electronics and the people that use them. With 2009 revenues of $2.7 billion, Pentair employs approximately 13,500 people worldwide.
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Pentair Contacts:
Sara Zawoyski
Vice President, Investor Relations
Tel.: (763) 656-5575
E-mail: sara.zawoyski@pentair.com

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Six months ended
	July 3,	June 27,	July 3,	June 27,
In thousands, except per-share data	2010	2009	2010	2009

Net sales	$796,167	$693,712	$1,503,180	$1,327,552
Cost of goods sold	547,999	497,233	1,041,310	961,841

Gross profit	248,168	196,479	461,870	365,711
% of net sales	31.2%	28.3%	30.7%	27.6%
Selling, general and administrative	131,043	119,104	263,933	236,379
% of net sales	16.5%	17.1%	17.6%	17.8%
Research and development	16,999	13,815	34,210	28,558
% of net sales	2.1%	2.0%	2.2%	2.2%

Operating income	100,126	63,560	163,727	100,774
% of net sales	12.6%	9.2%	10.9%	7.6%

Other (income) expense:

Equity (income) losses of unconsolidated subsidiaries	(1,375)	279	(1,459)	556
Loss on early extinguishment of debt	—	4,804	—	4,804
Net interest expense	8,569	9,833	18,096	21,617
% of net sales	1.1%	1.4%	1.2%	1.6%

Income from continuing operations before income taxes and noncontrolling interest	92,932	48,644	147,090	73,797
Provision for income taxes	31,320	16,217	49,449	23,649
effective tax rate	33.7%	33.3%	33.6%	32.0%

Income from continuing operations	61,612	32,427	97,641	50,148
Gain (loss) on disposal of discontinued operations, net of tax	593	(78)	1,117	(68)

Net income before noncontrolling interest	62,205	32,349	98,758	50,080
Noncontrolling interest	1,124	421	2,356	887

Net income attributable to Pentair, Inc.	$61,081	$31,928	$96,402	$49,193

Net income from continuing operations attributable to Pentair, Inc.	$60,488	$32,006	$95,285	$49,261

Earnings per common share attributable to Pentair, Inc.
Basic
Continuing operations	$0.61	$0.33	$0.96	$0.51
Discontinued operations	0.01	—	0.01	—

Basic earnings per common share	$0.62	$0.33	$0.97	$0.51

Diluted
Continuing operations	$0.61	$0.33	$0.96	$0.50
Discontinued operations	—	—	0.01	—

Diluted earnings per common share	$0.61	$0.33	$0.97	$0.50

Weighted average common shares outstanding
Basic	98,208	97,507	98,081	97,445
Diluted	99,638	98,422	99,435	98,145

Cash dividends declared per common share	$0.19	$0.18	$0.38	$0.36

Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	July 3,	December 31,	June 27,
In thousands	2010	2009	2009

Assets
Current assets
Cash and cash equivalents	$38,580	$33,396	$38,118
Accounts and notes receivable, net	475,679	455,090	462,106
Inventories	389,428	360,627	362,743
Deferred tax assets	49,058	49,609	51,465
Prepaid expenses and other current assets	42,878	47,576	50,111

Total current assets	995,623	946,298	964,543

Property, plant and equipment, net	318,124	333,688	340,884

Other assets
Goodwill	2,033,064	2,088,797	2,106,026
Intangibles, net	451,806	486,407	504,674
Other	54,083	56,144	61,118

Total other assets	2,538,953	2,631,348	2,671,818

Total assets	$3,852,700	$3,911,334	$3,977,245

Liabilities and Shareholders’ Equity

Current liabilities
Short-term borrowings	$2,320	$2,205	$6,143
Current maturities of long-term debt	163	81	122
Accounts payable	248,679	207,661	212,973
Employee compensation and benefits	86,471	74,254	71,674
Current pension and post-retirement benefits	8,948	8,948	8,890
Accrued product claims and warranties	42,981	34,288	36,780
Income taxes	23,252	5,659	14,668
Accrued rebates and sales incentives	34,418	27,554	26,286
Other current liabilities	78,496	85,629	84,491

Total current liabilities	525,728	446,279	462,027

Other liabilities
Long-term debt	734,472	803,351	883,281
Pension and other retirement compensation	213,142	234,948	270,588
Post-retirement medical and other benefits	29,819	31,790	32,847
Long-term income taxes payable	24,821	26,936	26,906
Deferred tax liabilities	139,977	146,630	150,167
Other non-current liabilities	92,926	95,060	96,016

Total liabilities	1,760,885	1,784,994	1,921,832

Shareholders’ equity	2,091,815	2,126,340	2,055,413

Total liabilities and shareholders’ equity	$3,852,700	$3,911,334	$3,977,245

Days sales in accounts receivable (13 month moving average)	60	62	61
Days inventory on hand (13 month moving average)	83	90	89
Days in accounts payable (13 month moving average)	69	66	62

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended
	July 3,	June 27,
In thousands	2010	2009

Operating activities
Net income before noncontrolling interest	$98,758	$50,080
Adjustments to reconcile net income to net cash provided by (used for) operating activities
(Gain) loss on disposal of discontinued operations	(1,117)	68
Equity (income) losses of unconsolidated subsidiaries	(1,459)	556
Depreciation	28,876	29,634
Amortization	13,357	14,601
Deferred income taxes	2,396	464
Stock compensation	12,365	9,087
Excess tax benefits from stock-based compensation	(1,322)	(582)
Gain on sale of assets	(57)	(286)
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	(33,438)	1,556
Inventories	(38,651)	55,703
Prepaid expenses and other current assets	1,877	13,532
Accounts payable	46,938	(3,436)
Employee compensation and benefits	11,275	(21,821)
Accrued product claims and warranties	9,196	(4,792)
Income taxes	18,872	9,066
Other current liabilities	1,043	(23,234)
Pension and post-retirement benefits	(12,943)	(1,433)
Other assets and liabilities	448	(2,205)

Net cash provided by (used for) continuing operations	156,414	126,558
Net cash provided by (used for) operating activities of discontinued operations	—	(1,408)

Net cash provided by (used for) operating activities	156,414	125,150
Investing activities
Capital expenditures	(28,937)	(28,850)
Proceeds from sale of property and equipment	243	563
Divestitures	—	920
Other	(1,286)	(10)

Net cash provided by (used for) investing activities	(29,980)	(27,377)
Financing activities
Net short-term borrowings	115	6,024
Proceeds from long-term debt	335,021	400,000
Repayment of long-term debt	(403,742)	(470,187)
Debt issuance costs	(50)	(50)
Excess tax benefits from stock-based compensation	1,322	582
Stock issued to employees, net of shares withheld	(817)	996
Dividends paid	(37,700)	(35,433)

Net cash provided by (used for) financing activities	(105,851)	(98,068)
Effect of exchange rate changes on cash and cash equivalents	(15,399)	(931)

Change in cash and cash equivalents	5,184	(1,226)
Cash and cash equivalents, beginning of period	33,396	39,344

Cash and cash equivalents, end of period	$38,580	$38,118

Free cash flow

Net cash provided by (used for) continuing operations	$156,414	$126,558
Capital expenditures	(28,937)	(28,850)
Proceeds from sale of property and equipment	243	563

Free cash flow	$127,720	$98,271

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment (Unaudited)

	First Qtr	Second Qtr	Six Months	First Qtr	Second Qtr	Six Months
In thousands	2010	2010	2010	2009	2009	2009

Net sales to external customers
Water Group	$478,038	$549,318	$1,027,356	$423,932	$486,990	$910,922
Technical Products Group	228,975	246,849	475,824	209,908	206,722	416,630

Consolidated	$707,013	$796,167	$1,503,180	$633,840	$693,712	$1,327,552

Intersegment sales
Water Group	$517	$427	$944	$289	$198	$487
Technical Products Group	703	1,047	1,750	233	600	833
Intercompany sales eliminations	(1,220)	(1,474)	(2,694)	(522)	(798)	(1,320)

Consolidated	$—	$—	$—	$—	$—	$—

Operating income (loss)
Water Group	$42,138	$75,954	$118,092	$26,976	$49,781	$76,757
Technical Products Group	33,098	37,990	71,088	20,462	23,578	44,040
Unallocated corporate expenses and intercompany eliminations	(11,635)	(13,818)	(25,453)	(10,224)	(9,799)	(20,023)

Consolidated	$63,601	$100,126	$163,727	$37,214	$63,560	$100,774

Operating income as a percent of net sales
Water	8.8%	13.8%	11.5%	6.4%	10.2%	8.4%
Technical Products	14.5%	15.4%	14.9%	9.7%	11.4%	10.6%
Consolidated	9.0%	12.6%	10.9%	5.9%	9.2%	7.6%

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2009	2009	2009	2009	2009

Net sales	$633,840	$693,712	$662,665	$702,251	$2,692,468

Operating income — as reported	37,214	63,560	66,682	52,492	219,948
% of net sales	5.9%	9.2%	10.1%	7.5%	8.2%
Adjustments:
Restructuring and asset impairment	2,824	2,944	7,295	24,881	37,944

Operating income — as adjusted	40,038	66,504	73,977	77,373	257,892
% of net sales	6.3%	9.6%	11.2%	11.0%	9.6%

Net income from continuing operations attributable to Pentair, Inc. — as reported	17,255	32,006	37,033	29,218	115,512
Adjustments — tax affected
Restructuring and asset impairment, net of minority interest	1,864	1,943	4,815	17,549	26,171
Bond tender	—	3,171	—	—	3,171

Net income from continuing operations attributable to Pentair, Inc. — as adjusted	19,119	37,120	41,848	46,767	144,854

Continuing earnings per common share attributable to Pentair, Inc. — diluted
Diluted earnings per common share — as reported	$0.18	$0.33	$0.38	$0.29	$1.17
Adjustments	0.02	0.05	0.04	0.18	0.30

Diluted earnings per common share — as adjusted	$0.20	$0.38	$0.42	$0.47	$1.47

Weighted average common shares outstanding — Diluted	97,966	98,422	98,641	99,226	98,522

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2009	2009	2009	2009	2009

Water
Net sales	$423,932	$486,990	$461,570	$475,272	$1,847,764

Operating income — as reported	26,976	49,781	53,085	33,903	163,745
% of net sales	6.4%	10.2%	11.5%	7.1%	8.9%
Adjustments — restructuring and asset impairment	1,464	1,460	2,639	21,336	26,899

Operating income — as adjusted	28,440	51,241	55,724	55,239	190,644
% of net sales	6.7%	10.5%	12.1%	11.6%	10.3%

Technical Products
Net sales	$209,908	$206,722	$201,095	$226,979	$844,704

Operating income — as reported	20,462	23,578	24,356	31,959	100,355
% of net sales	9.7%	11.4%	12.1%	14.1%	11.9%
Adjustments — restructuring and asset impairment	792	1,139	4,557	2,729	9,217

Operating income — as adjusted	21,254	24,717	28,913	34,688	109,572
% of net sales	10.1%	12.0%	14.4%	15.3%	13.0%